                                                                    EXHIBIT 10.1


                                UNICA CORPORATION

                         Restricted Stock Unit Agreement
                   Granted Under 2005 Stock Incentive Plan

      1. Grant of Award.

      This Agreement evidences the grant by Unica Corporation, a Delaware corporation (the "Company") on ___________, 200_ (the "Grant Date") to ____________ (the "Participant") of ________ restricted stock units of the Company (individually, an "RSU" and collectively, the "RSUs"), subject to the terms and conditions set forth in this Agreement and in the Company's 2005 Stock Incentive Plan (the "Plan"). Each RSU represents the right to receive one share of the common stock, $0.01 par value per share, of the Company ("Common Stock") as provided in this Agreement. The shares of Common Stock that are issuable upon vesting of the RSUs are referred to in this Agreement as "Shares."

      2. Vesting; Forfeiture.

            (a) This award shall vest as to 25% of the original number of RSUs on December 1, 2006 and thereafter, as to 25% on December 1, 2007, 25% on December 1, 2008 and 25% on December 1, 2009.

            (b) For purposes of this Agreement, employment with the Company shall include employment with a parent or subsidiary of the Company.

            (c) If the Participant, prior to the final vesting date, violates the non-competition, non-solicitation, assignment of inventions or confidentiality provisions of any employment contract, assignment of inventions, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, upon written notice to the Participant from the Company describing such violation, the Participant, in the sole discretion of the Company, will return or (if not received) forfeit, to the Company, the economic value of any award which is realized or obtained (measured at the date of exercise, vesting, or payment) by such Participant during such period as determined by the Company. The Company shall be entitled to set-off against the amount of any such gain any amount owed by the Participant to the Company.

      3. Distribution of Shares.

            (a) The Company will distribute to the Participant (or to the Participant's estate in the event that his or her death occurs after a vesting date but before distribution of the corresponding Shares), as soon as administratively practicable after each vesting date (each such date of distribution is hereinafter referred to as a "Settlement Date"), the Shares of Common Stock represented by RSUs that vested on such vesting date.

            (b) The Company shall not be obligated to issue to the Participant the Shares upon the vesting of any RSU (or otherwise) unless the issuance and delivery of such Shares shall comply with all relevant provisions of law and other legal requirements including, without limitation, any applicable federal or state securities laws and the requirements of any stock exchange upon which shares of Common Stock may then be listed.

      4. Restrictions on Transfer.

      The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively "transfer") any RSUs, or any interest therein, except by will, trust, or the laws of descent and distribution.

      5. Dividend and Other Shareholder Rights.

      Except as set forth in the Plan, neither the Participant nor any person claiming under or through the Participant shall be, or have any rights or privileges of, a stockholder of the Company in respect of the Shares issuable pursuant to the RSUs granted hereunder until the Shares have been delivered to the Participant.

      6. Provisions of the Plan; Reorganization Event.

            (a) This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.

            (b) Upon the occurrence of a Reorganization Event and/or a Change in Control (as defined in the Plan), each RSU shall be subject to the vesting as defined in the Plan and shall thereafter become the right to receive the cash, securities or other property that a Share was converted into or exchanged for pursuant to such Reorganization Event. If, in connection with a Reorganization Event, a portion of the cash, securities and/or other property received upon the conversion or exchange of the Shares is to be placed into escrow to secure indemnification or similar obligations, the mix between the vested and unvested portion of such cash, securities and/or other property that is placed into escrow shall be the same as the mix between the vested and unvested portion of such cash, securities and/or other property that is not subject to escrow.

      7. Withholding Taxes; Section 83(b) Election.

            (a) At each vesting date the Company will withhold and deduct from the Participant that number of RSUs which is required to pay the Participant's withholding obligation as determined by the Company.

            (b) The Participant acknowledges that no election under Section 83(b) of the Internal Revenue Code of 1986 may be filed with respect to this award.

      8. Miscellaneous.

            (a) No Rights to Employment. The Participant acknowledges and agrees that the vesting of the RSUs pursuant to Section 2 hereof is earned only by continuing service as an employee at the will of the Company (not through the act of being hired or purchasing shares hereunder). The Participant further acknowledges and agrees that the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an employee or consultant for the vesting period, for any period, or at all.

            (b) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

            (c) Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

            (d) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 4 of this Agreement.

            (e) Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 8(e).

            (f) Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

            (g) Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

            (h) Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Participant.

            (i) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws.

            (j) Participant's Acknowledgments. The Participant acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Participant's own choice or has voluntarily declined to seek such counsel;
(iii) understands the terms and consequences of this Agreement; (iv) is fully aware of the legal and binding effect of this Agreement; and (v) understands that the law firm of Wilmer Cutler Pickering Hale and Dorr LLP is acting as counsel to the Company in connection with the transactions contemplated by the Agreement, and is not acting as counsel for the Participant.

            (k) Unfunded Rights. The right of the Participant to receive Common Stock pursuant to this Agreement is an unfunded and unsecured obligation of the Company. The Participant shall have no rights under this Agreement other than those of an unsecured general creditor of the Company.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    UNICA CORPORATION

                                    By:___________________________
                                         Name:
                                         Title:



                                    ______________________________
                                    [Name of Participant]

                                    Address: